EXHIBIT 10.2

Senior Secured Redeemable Debenture

Original Issue Date as of:  October 31, 2011

Maturity Date: July 31, 2012

Amount: $300,000.00

This Senior Secured Redeemable Debenture (the “Debenture”) is issued as of October 31, 2011 (the “Closing Date”) by Sionix Corporation, a Nevada corporation (the “Company”), to TCA Global Credit Master Fund LP, a Cayman Islands limited partnership (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest.  For value received, the Company hereby promises to pay to the order of the Holder, by no later than July 31, 2012 (the “Maturity Date”), in immediately available and lawful money of the United States of America, Three Hundred Thousand and No/100 Dollars ($300,000.00), together with interest on the outstanding principal amount under this Debenture, at the rate of twelve percent (12%) per annum simple interest (the “Interest Rate”) from the date of the original issue of this Debenture until paid, as more specifically provided below.

Section 1.02 Optional Redemption.  The Company, at its option, shall have the right to redeem this Debenture in full and for cash, at any time prior to the Maturity Date, with three (3) business days advance written notice (the “Redemption Notice”) to the Holder. The amount required to redeem this Debenture in full pursuant to this Section 1.02 shall be equal to: (i) the aggregate principal amount then outstanding under this Debenture; plus (ii) all accrued and unpaid interest due under this Debenture as of the redemption date; plus (iii) all other costs, fees and charges due and payable hereunder or under any other “Transaction Documents” (as hereinafter defined); plus (iv) if the Redemption Notice is given at any time between the Original Issue Date set forth above and a date that is ninety (90) days after the Original Issue Date, then a redemption premium equal to the then outstanding principal amount due under this Debenture multiplied by two and one-half percent (2.5%); or if the Redemption Notice is given at any time between a date that is ninety-one (91) days after the Original Issue Date, and a date that is one hundred twenty (120) days after the Original Issue Date, then a redemption premium equal to the then outstanding principal amount due under this Debenture multiplied by five percent (5%); or if the Redemption Notice is given at any time between a date that is one hundred twenty-one (121) days after the Original Issue Date, and a date that is one hundred eighty (180) days after the Original Issue Date, then a redemption premium equal to the then outstanding principal amount due under this Debenture multiplied by six percent (6%); or if the Redemption Notice is given at any time after a date that is one hundred eighty-one (181) days after the Original Issue Date, then a redemption premium equal to the then outstanding principal amount due under this Debenture multiplied by seven and one-half percent (7.5%)  (collectively, the “Redemption Amount”).  The Company shall deliver the Redemption Amount to the Holder on the third (3rd) business day after the date of the Redemption Notice.

Section 1.03   Mandatory Redemption.  On the Maturity Date, the Company shall redeem this Debenture for the Redemption Amount, which Redemption Amount shall be due and payable to the Holder by no later than 2:00 P.M., EST, on the Maturity Date (for purposes of a mandatory redemption under this Section 1.03, the Redemption Amount shall include a redemption premium as defined under Section 1.02 above at seven and one-half percent (7.5%)).

Section 1.04 Manner of Payments. All sums payable to the order of Holder hereunder shall be payable in lawful dollars of the United States of America at the office address of Holder set forth in the heading hereof, or at such place as Holder, from time to time, may designate in writing, provided, however, that any payments due hereunder in connection with a redemption under Section 1.02 or 1.03 above, shall be due and payable by wire transfer of immediately available US funds to an account designated by Holder.

ARTICLE II.

Section 2.01 Secured Nature of Debenture.  This Debenture is being issued in connection with a Securities Purchase Agreement dated of even date herewith by and between the Company and the Holder (the “SPA”).  The indebtedness evidenced by this Debenture is also secured by certain assets and property of the Company pursuant to that certain Security Agreement by and between the Company and Holder made of even date herewith (the “Security Agreement”), as well as by certain stock of the Company pledged to the Holder pursuant to that certain Stock Pledge and Escrow Agreement by and between the Company and Holder made of even date herewith (the “Pledge Agreement”). The SPA, this Debenture, the Security Agreement, the Pledge Agreement, and all other documents and instruments heretofore or hereafter executed in connection with the SPA or the indebtedness evidenced by this Debenture, and all modifications, extensions, future advances, and renewals thereof, and any substitutions therefor, being herein collectively referred as the “Transaction Documents.” All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained in any of the Transaction Documents which are to be kept and performed by the Company are hereby made a part of this Debenture to the same extent and with the same force and effect as if they were fully set forth herein, and the Company covenants and agrees to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

ARTICLE III.

Section 3.01 Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Company shall fail to pay any installment of interest, principal or other charges due under this Debenture when any such payment shall be due and payable; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Company insolvent, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (v) the Company files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Company admits, in writing, its inability to pay its debts as they become due; (vii) a proceeding or petition in bankruptcy is filed against the Company and such proceeding or petition is not dismissed within thirty (30) days from the date it is filed; (viii) the Company files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; or (ix) the Company shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Debenture or any of the other Transaction Documents on the part of the Company to be performed complied with or abided by.

Section 3.02 Remedies.  Upon the occurrence of an Event of Default, the interest on this Debenture shall immediately accrue at an interest rate equal to the maximum rate permitted by applicable law, and, in addition to all other rights or remedies the Holder may have, at law or in equity, the Holder may, in its sole discretion, accelerate full repayment of all principal amounts outstanding hereunder, together with accrued interest thereon, together with a redemption premium due under Section 1.02 above (at 7.5%), together with all attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Company hereunder and under the Transaction Documents, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Debenture or any of the other Transaction Documents.  In connection with the Holder’s rights hereunder upon an Event of Default, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it in equity or under applicable law.

ARTICLE IV.

Section 4.01 Usury Savings Clause.  Notwithstanding any provision in this Debenture or the other Transaction Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Debenture or any other applicable law.  In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Debenture, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding.  It is the intention of the parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Debenture greater than the highest non-usurious rate of interest which may be charged under applicable law.

ARTICLE V.

Section 5.01 No Exemption.  The Company hereby waives and releases all benefit that might accrue to the Company by virtue of any present or future laws exempting any property that may serve as security for this Debenture, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, exemption from civil process, or extension of time for payment; and the Company agrees that any property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order or manner desired by Holder.

Section 5.02 Exercise of Remedies.  The remedies of the Holder as provided herein and in any of the other Transaction Documents shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

Section 5.03 Waivers.  The Company and all others who are, or may become liable for the payment hereof: (i) severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest of this Debenture or any other Transaction Documents, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Debenture and the other Transaction Documents; (ii) expressly consent to all extensions of time, renewals or postponements of time of payment of this Debenture and any other Transaction Documents from time to time prior to or after the maturity of this Debenture without notice, consent or further consideration to any of the foregoing; (iii) expressly agree that the Holder shall not be required first to institute any suit, or to exhaust its remedies against the Company or any other person or party to become liable hereunder or against any collateral that may secure this Debenture in order to enforce the payment of this Debenture; and (iv) expressly agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by the Holder of any such person), the undersigned shall be and remain, directly and primarily liable for all sums due under this Debenture.

Section 5.04 No Waiver.  Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing.  A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

ARTICLE VI.

Section 6.01 Notice.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Debenture must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Debenture may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.  The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.

If to the Company:                                                Sionix Corporation
914 Westwood Blvd., Box 801
Los Angeles, CA 90024
Attn: Mr. James Currier, Sr., CEO
Telephone: (704) 971-8404
Facsimile: (704) 971-8401
E-Mail: jcurrier@sionix.com

With a copy to:                                                     Peter Hogan, Esq.
Richardson & Patel, LLP
1100 Glendon Ave., 8th Floor
Los Angeles, CA 90024
Phone: (310) 208-1182
Fax: (310) 208-1154
Email: phogan@richardsonpatel.com

If to the Holder:                                                     TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, FL 33020
Attn: Mr. Robert Press
Telephone: (786) 323-1650
Facsimile: (786) 323-1651
E-Mail: bpress@trafcap.com

With a copy to:                                                     David Kahan, P.A.
3125 W. Commercial Blvd., Suite 100
Ft, Lauderdale, FL 33309
Attn: David Kahan, Esq.
Telephone: (954) 548-3930
Facsimile: (954) 548-3910
E-Mail: david@dkpalaw.com

Section 6.02 Governing Law.  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Broward County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03 Severability.  In the event any one or more of the provisions of this Debenture shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Debenture operates or would prospectively operate to invalidate this Debenture, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Debenture.  The remaining provisions of this Debenture shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

Section 6.04 Entire Agreement and Amendments.  This Debenture, together with the other Transaction Documents, represents the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there are no representations, warranties or commitments, except as set forth herein and therein.  This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05 Binding Effect.  This Debenture shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of the Holder and the successors and assigns of the Holder.

Section 6.06 Assignment.  The Holder may from time to time sell or assign, in whole or in part, or grant participations in, this Debenture and/or the obligations evidenced hereby without the consent of the Company.  The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (i) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (ii) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder’s interest or participation), in each case as fully as though the Company was directly indebted to such holder.  Holder may in its discretion give notice to the Company of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Holder’s or such holder’s rights hereunder.

Section 6.07 Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

Section 6.08 Waiver of Jury Trial.  THE COMPANY AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS DEBENTURE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS DEBENTURE OR ANY OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO, AND THE COMPANY AND THE HOLDER AGREE AND CONSENT TO THE GRANTING TO EITHER PARTY OF RELIEF FROM ANY STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST HOLDER OR THE COMPANY, AS THE CASE MAY BE, AND TO ASSIST HOLDER AND THE COMPANY IN OBTAINING SUCH RELIEF.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ACCEPTING THIS DEBENTURE FROM THE COMPANY AND FOR THE COMPANY ISSUING THE DEBENTURE TO THE HOLDER. THE COMPANY’S AND HOLDER’S REASONABLE RELIANCE UPON SUCH INDUCEMENT IS HEREBY ACKNOWLEDGED.

[Signatures on the following page]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

SIONIX CORPORATION

By: /s/ David R. Wells
Name: David R. Wells
Title: President & CFO